Exhibit 10.2

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE SERVISFIRST BANCSHARES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

THIS AWARD (the “Award”) is made as of the Grant Date by ServisFirst Bancshares, Inc., a Delaware corporation, (the “Company”) to the Optionee designated below pursuant to the ServisFirst Bancshares, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”).

Upon and subject to the restrictions, terms and conditions set forth in the Plan as of the Grant Date, the Company hereby awards to Optionee a Nonqualified Stock Option (the “Option”), as described below, to purchase the Option shares. The Option is governed by the terms of this Award and the Plan.

A.	Optionee:	.

B.	Grant Date:	.

C.                  Type of Option: Nonqualified Stock Option.

D.                  Option Shares: All or any part of _______ shares of the Company's $.001 par value common stock (the “Common Stock”), subject to adjustment as provided in the Plan.

E.                   Exercise Price: $ ________ per share, subject to adjustment as provided in the Plan. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.                   Vesting Schedule: The Option shares shall become vested in accordance with Schedule 1 hereto.

G.                  Acceleration of Vesting: Unvested Options may become vested before the time at which such Options would normally become vested by the passage of time – that is, the vesting may accelerate. The instances in which Option shares accelerate are detailed in Schedule 1 hereto.

H.                  Option Period: The Option may be exercised only during the Option Period that commences on the Grant Date and ends, subject to earlier termination as provided in the Plan, on the tenth (10th) anniversary of the Grant Date. Note that other limitations to exercising the Option, as described in the Plan, may apply.

I.                     Exercise: Subject to the provisions of the Plan, the Option may be exercised with respect to all or a portion of the vested Option shares at any time during the Option Period by delivery to the Company, at its principal place of business, of:

a.	a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which the Optionee desires to exercise all or any portion of the Option;

b.	payment to the Company of the Exercise Price multiplied by the number of Option shares being purchased (the “Purchase Price”); and

c.	if not delivered previously, a written Notice of Withholding Election in substantially the form attached hereto as Exhibit 2.

J.	Non-Solicitation

a.	Non-Solicitation of Customers. The Optionee understands and acknowledges that the loss of Customer (as defined below) relationships or goodwill will cause significant and irreparable harm to the Company (for purposes of this Section J, “Company” shall include all subsidiaries and affiliates of ServisFirst Bancshares, Inc., inclusive of ServisFirst Bank). The Optionee shall not at any time during the term of his or her employment with the Company and for a term of one (1) year following the termination of Optionee’s employment with the Company for any reason, with or without cause, whether upon the initiative of the Optionee or the Company (the “Restricted Period”), directly or by assisting others, solicit or attempt to solicit any of the Company’s customers or other persons with whom the Company has a contractual or business relationship (each, a “Customer”) to provide products or services that are competitive with the business of the Company, including providing banking services, originating commercial, consumer and other loans, accepting deposits, and providing electronic banking services and correspondent banking services to other banks (the “Business”).

b.	Non-Solicitation of Employees. The Optionee understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. Accordingly, the Optionee agrees that, during the course of his or her employment with the Company and during the Restricted Period, the Optionee will not, on his or her own behalf or on behalf of any other Person, directly or by assisting others, (i) solicit, induce, recruit, persuade, or encourage; (ii) attempt to solicit, induce, recruit, persuade, or encourage; or (iii) induce the termination of employment of any individual employed by the Company or a Company affiliate to terminate such employee’s position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement for a determined period, or at will. The provisions of this Section J.b. shall only apply to those individuals employed by the Company at the time of the solicitation or attempted solicitation.

c.	This provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message and social media. However, it will not be deemed a violation of this Award if the Optionee merely communicates with an employee of the Company or connects with an employee of the Company on social media without engaging in any other substantive communication, by social media or otherwise, that is prohibited by this Section.

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d.	This Section does not restrict or impede, in any way, and shall not be interpreted or understood as restricting or impeding, the Optionee from exercising protected rights that cannot be waived by agreement.

e.	Acknowledgements. The Optionee acknowledges that the Company’s Business extends throughout the Southeastern United States. The Optionee further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect its goodwill, business relationships and employees from the risk of misappropriation of, or harm to, such goodwill, business relationships and employees. The Optionee acknowledges that he or she is a key employee of the Company, that his or her position is uniquely essential to the management, organization and service of the Business, and that the consideration received for the provisions of this Section, including this Award, continued employment, specialized training, and the confidential information and trade secrets provided to the Optionee, is sufficient consideration for the restraints imposed under this Award. The Optionee further agrees that the terms, territory and scope of the restraint contemplated by this Section are reasonable and necessary to protect the Company’s legitimate business and economic interests.

f.	Survival. The provisions and restrictive covenants in this Section J of this Award shall survive the expiration or termination of this Award for any reason; provided, however, that the provisions and restrictive covenants of this Section J shall expire and have no further effect upon the occurrence of a Change in Control. Optionee agrees not to challenge the enforceability or scope of these provisions and restrictive covenants in this Section J. Optionee further agrees to notify all future persons, or businesses, with which he or she becomes affiliated or employed by, of the provisions and restrictions set forth in this Section J, prior to the commencement of any such affiliation or employment.

g.	Injunctive Relief. Optionee acknowledges and agrees that if he or she breaches or threatens to breach any of the provisions of this Section J, such actions will cause irreparable harm and damage to the Company which cannot be compensated by damages alone. Accordingly, if Optionee breaches or threatens to breach any of the provisions of this Section J, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Optionee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by the Optionee against the Company, whether predicated on this Award or otherwise, shall not constitute a defense to the enforcement by the Company of the Optionee’s agreements under this Section J.

h.	Enforceability. In the event that a court of competent jurisdiction determines that any of the restrictive covenants set forth in this Section contain impermissible terms, the Optionee and the Company intend that such court will revise such impermissible terms as the court deems reasonable rather than invalidating any such terms or this Award.

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K.                   Capitalized Terms. Capitalized terms not otherwise defined in this Award will have the meaning set forth in the Plan.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

ServisFirst Bancshares, Inc.	Optionee

By:	Signature:

Its:	Name:

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EXHIBIT 1

NOTICE OF EXERCISE OF

STOCK OPTION TO PURCHASE

COMMON STOCK OF

SERVISFIRST BANCSHARES, INC.

Name:
Address:

Date:

ServisFirst Bancshares, Inc.

______________________________

______________________________

Attn: Chief Executive Officer

Re: Exercise of Nonqualified Stock Option

Gentlemen:

Subject to acceptance hereof by ServisFirst Bancshares, Inc., a Delaware corporation, (the “Company”) and pursuant to the provisions of the ServisFirst Bancshares, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase ___________ shares of Common Stock of the Company under the Nonqualified Stock Option Award (the “Award”) dated as of _________________. The purchase shall take place as of _________________ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable Purchase Price as follows:

☐  by delivery of cash or a certified check in the amount of $___________ for the full Purchase Price payable to the order of ServisFirst Bancshares, Inc.

☐  by having the Company withhold shares of the Common Stock of the Company issuable pursuant to the exercise having an aggregate Fair Market Value (valued at the date of exercise) that is equal to the Purchase Price.

☐  by delivery of shares of the Common Stock of the Company owned by me and acceptable to the Committee having an aggregate Fair Market Value (valued at the date of exercise) that is equal to the Purchase Price.

If applicable, the Company shall withhold from the shares issuable pursuant to the exercise a whole number of shares having an aggregate Fair Market Value equal to or in excess of the Purchase Price. Any fractional share amounts will be settled in cash.

The required federal, state and local income tax withholding obligations, if any, on the exercise of the Award shall also be paid on or before the Exercise Date in cash or with previously owned shares of Common Stock, as provided in the Award, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

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Very truly yours,

Signature

Number of Shares Exercised:

Number of Shares Remaining:

Date:

AGREED TO AND ACCEPTED:

ServisFirst Bancshares, Inc.

By:
Name:
Its:

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EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION

SERVISFIRST BANCSHARES, INC.

Name:
Address:

Date:

ServisFirst Bancshares, Inc.

______________________________

______________________________

Attn: Chief Executive Officer

RE: Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

1.	My correct name and social security number and my current address are set forth at the end of this document.

2.	I am (check one, whichever is applicable).

☐  the original recipient of the Option.

☐   the legal representative of the estate of the original recipient of the Option.

3.	The Option to which this election relates was issued under the ServisFirst Bancshares, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”) in the name of _____________________ for the purchase of a total of _________ shares of Common Stock of the Company. This election relates to shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

4.	In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

☐   to remit to the Company an amount, payable in cash or by check, sufficient to satisfy federal, state, and local, if any, taxes arising from the exercise.

☐   to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

☐   to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

5.	The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date, a Fair Market Value equal to the statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

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6.	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

7.	I understand that this Withholding Election may not be revised, amended or revoked by me.

8.	I further understand that, if applicable, the Company shall withhold from the shares a whole number of shares having a value sufficient to pay federal, state and local, if any, taxes arising from the exercise.

9.	The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

10.	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Signature

Name (Printed)

Social Security Number

Address:

Date:

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SCHEDULE 1

VESTING SCHEDULE

NONQUALIFIED STOCK OPTION AWARD

ISSUED PURSUANT TO THE

SERVISFIRST BANCSHARES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

  The Option shares shall become vested Option shares following completion of the years of service as an employee of the Company or any Subsidiary as indicated in the schedule below.

Number of Option Shares which are Vested Shares	Years of Service after the Grant Date

  Notwithstanding Part A, accelerated vesting may apply in the following circumstances:

Event	Condition for Acceleration	Effective Date of Acceleration
Death	If you die.	Death
Disability	If your employment is terminated due to your Disability as defined in the Plan.	Your termination date
Change in Control	A Change in Control, as defined by the Plan, occurs.	The date of the Change in Control

  For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each twelve-consecutive-month period following the Grant Date and during which Optionee continues, at all times, as an employee of the Company or any Subsidiary.

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